Exhibit 4.2

FINAL

EXPRESSION DIAGNOSTICS, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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		Page

4.8	Entire Agreement	17
4.9	Separability; Severability	17
4.10	Stock Splits	17
4.11	Aggregation of Stock	17

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EXPRESSION DIAGNOSTICS, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of May 7, 2007, by and among Expression Diagnostics, Inc., a Delaware corporation (the “Company”) and the undersigned holders of the Company’s Series A Preferred Stock (the “Series A Preferred”), Series B Preferred Stock (the “Series B Preferred “), Series C Preferred Stock (the “Series C Preferred”), Series D Preferred Stock (the “Series D Preferred”), Series E Preferred Stock (the “Series E Preferred”)  and Series F Preferred Stock (the “Series F Preferred”) listed on Exhibit A hereto (each an “Investor”, and collectively, the “Investors”).

Recitals

WHEREAS, the Company, and holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred have entered into that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of December 9, 2005 (the “Existing Agreement”);

WHEREAS, the Company and certain Investors are entering into that certain Series F Preferred Stock Purchase Agreement (the “Series F Agreement”) of even date herewith;

WHEREAS, certain Investors desire to obtain certain rights (“Registration Rights”) regarding registration of the Company’s securities under the Securities Act of 1933, as amended (the “Securities Act”), certain preemptive rights regarding the Company’s equity offerings (“Preemptive Rights”), and certain rights to information (“Information Rights”); and

WHEREAS, as a condition of the initial closing of the financing provided for in the Series F Agreement, and as a material inducement to the additional financing of the Company provided for therein, the Company and the Investors desire to amend and restate in full the Existing Agreement, in the form set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.                                       Information and Other Rights.

1.1                                 Annual Financial Statements.  So long as an Investor (and its affiliates) holds at least 700,000 shares (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and similar events) of the Company’s Preferred Stock (including any shares of Common Stock issued or issuable upon conversion of Preferred Stock) (such an Investor, a “Major Investor”), the Company will provide to such Major Investor as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles (“GAAP”) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and all audited by a nationally recognized public accounting firm.

1.2                                 Quarterly Financial Statements.  The Company shall provide each Major Investor as soon as practicable after the end of each quarter, and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, consolidated statements of income, and a consolidated statement of cash flow of the Company and its subsidiaries for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures for such period and for the current fiscal year then reported, prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP and provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors of the Company (the “Board of Directors”) determines that it is in the best interest of the Company to do so), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

1.3                                 Annual Budget and Business Plan.  The Company shall provide each Major Investor as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, projected profit or loss for the year and sources and applications of funds statements for such months, and as soon as prepared, any other budgets or revised budgets prepared by the Company.

1.4                                 Additional Information.  The Company will allow each Major Investor to visit and inspect any of the properties of the Company (upon reasonable advance notice) and will deliver or provide to such Major Investor with reasonable promptness, (i) copies of all notices, minutes, consents and the like provided to the Board of Directors, and (ii) such other information and data, including access to books, records, officers and accountants, with respect to the Company and its subsidiaries as any such Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information that it considers in good faith to be a trade secret or to contain confidential or classified information.

1.5                                 Proprietary Information Agreements.  The Company agrees to require each employee of the Company to execute a standard Proprietary Information Agreement and each consultant and advisor of the Company to execute an agreement that provides for confidential treatment of the Company’s proprietary information and the assignment of inventions developed during such individual’s relationship with the Company, as a condition of employment or consulting relationship or continued employment or consulting relationship, as the case may be, unless otherwise approved by the Board of Directors.

1.6                                 Market Stand-Off.  The Company hereby covenants and agrees that, except as otherwise approved by the Company’s Board of Directors, it shall be a condition of any issuance by the Company to any person or entity of shares of capital stock of the Company or any options, warrants or other rights to subscribe to or acquire any capital stock of the

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Company, that such person or entity execute and deliver to the Company a market stand-off agreement in writing with, at a minimum, substantially similar terms as those set forth in Section 2.12 (but permitting an extension of the lock-up period for up to 18 days) and covering all shares of capital stock owned by such person or entity or issuable upon exercise of any options, warrants or other rights to subscribe for or acquire the Company’s capital stock.

1.7                                 Independent Accountants. The Company will retain independent pubic accountants of recognized national standing who shall certify the Company’s financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly notify the Investors and will request the firm of independent public accountants whose services are terminated to deliver to the Investors a letter from such firm setting forth the reasons for the termination of their services. In its notice to the Investors, the Company shall state whether the change of accountants was recommended or approved by the Board or any committee thereof. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing.

1.8                                 Transfer of Information Rights. The rights granted Holders under Article I may be assigned to a transferee or assignee in connection with (i) any transfer or assignment of Preferred Stock by a Holder of not less than 50,000 shares (or any lesser amount if all of such Holder’s Preferred Stock are transferred or assigned to a transferee) of Preferred Stock, (ii) any transfer or assignment of Preferred Stock by a Holder to any subsidiary, parent, member, affiliate, general partner, limited partner, retired partner, retired member or shareholder of such Holder or the estate of such constituent partner or affiliate, or (iii) to any transferee or assignee who is a family member of the Holder or a trust for the benefit of the Holder or any family member of the Holder, provided that, with respect to each such transfer or assignment, the Company be given prior written notice of the transfer and that such transfer otherwise be effected in accordance with applicable securities laws.

1.9                                 Termination of Covenants.  The rights set forth in this Section 1 shall terminate and be of no further force or effect upon the closing of a public offering of the Company’s securities pursuant to an effective registration statement filed under the Securities Act that results in the automatic conversion of all of the Company’s Preferred Stock.

2.                                       Registration Rights.

2.1                                 Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

(a)                                  “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b)                                 “Holder” shall mean the Investors holding Registrable Securities or securities convertible or exercisable into Registrable Securities and any person holding such securities to whom the rights under this Section 2 have been transferred in accordance with Section 2.11 hereof.

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(c)                                  “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least 40% of the Registrable Securities.

(d)                                 “Participating Holders” shall mean any Holder or Holders who propose to distribute their securities through a registration pursuant to this Section 2.

(e)                                  “Registrable Securities” means (i) any shares of Common Stock issued or issuable upon conversion of Preferred Stock issued by the Company (or Preferred Stock issued or issuable upon exercise of warrants issued by the Company) and (ii) any shares of Common Stock of the Company issued or issuable in respect of the Preferred Stock or other securities issuable pursuant to the conversion of the Preferred Stock or upon any stock split, stock dividend, recapitalization, or similar event provided however that shares of Common Stock or other securities shall only be treated as Registrable Securities for purposes of Section 2.3 hereof if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 2.11 hereof.

(f)                                    The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(g)                                 “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including the reasonable fees (not to exceed $50,000) of one special counsel to the selling stockholders (but excluding Selling Expenses).

(h)                                 “Restricted Securities” shall mean the securities of the Company required to bear a legend indicating that transfer is restricted in the absence of registration.

(i)                                     “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(j)                                     “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

2.2                                 Demand Registration.

(a)                                  Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to shares of Registrable Securities with an expected aggregate offering price to the public of at least $25,000,000, the Company will  (1) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (2) use its commercially reasonable best efforts to effect as soon as practicable (but in any event within 120 days after receipt of the request of the Initiating Holders) such registration, qualification or compliance (including, without limitation, appropriate

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qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

(i)                                     In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)                                  Prior to the earlier of three (3) years following the date of this Agreement or six months after the effective date of the Company’s first registered public offering of its securities;

(iii)                               During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iv)                              After the Company has effected two registrations pursuant to this Section 2.2(a), which registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

(v)                                 If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.2 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

(b)                                 Underwriting. In the event that a registration pursuant to this Section 2.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.2(a). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.2, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

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The Company shall, together with all Participating Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and reasonably acceptable to Initiating Holders holding a majority of Registrable Securities held by all Initiating Holders. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, including securities for the Company’s account (i.e., primary shares), are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If shares are withdrawn from registration, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated among all such Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Participating Holders at the time of filing the registration statement.

2.3                                 Piggyback Registration.

(a)                                  Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction, or a registration pursuant to Section 2.2 hereof, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder. Such written requests may include all or a portion of the Holder’s Registrable Securities.

(b)                                 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to 2.3(a). In such event the right of any

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Holder to registration pursuant to 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that, in no event shall any Registrable Securities be so limited unless all other securities of the Company (other than shares for the Company’s account (i.e., primary shares)) are excluded in full from such offering; provided, further, that in no event shall the number of Registrable Securities included in such registration be reduced to less than 20% of the total number of securities to be included in such registration except in connection with the Company’s initial public offering, in which case all Registrable Securities may be excluded in full. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation (or exclusion, if applicable) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated (if applicable) among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. If shares are withdrawn from registration, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated among all such Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Participating Holders at the time of filing the registration statement.

(c)                                  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4                                 Registration on Form S-3.

(a)                                  Request for Registration. Following the Company’s initial public offering, the Company shall use its best efforts to become eligible to register offerings of securities on Commission Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Holders of Registrable Securities shall have the right to request registration on Form S-3 (which request shall be in writing and shall state the number of shares of

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Registrable Securities to be registered and the intended method of disposition of shares by such Holders), and upon receiving such request the Company shall use its best efforts to effect such registration as soon as practicable and in any event within 120 days of such request. The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.4(a):

(i)                                     unless the Holders requesting registration propose to dispose of Registrable Securities having an anticipated aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000;

(ii)                                  during the period starting with the date 60 days prior to the Company’s estimated date of filing of, and ending on the date three months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii)                               more than twice in any twelve-month period; or

(iv)                              if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement under this Section 2.4 shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

(b)                                 Underwriting Procedures. If a registration required under this Section 2.4 is for an underwritten offering, the provisions of Sections 2.2(b) shall apply.

2.5                                 Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to Sections 2.2, 2.3 and 2.4 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered.

2.6                                 Registration Procedures.  In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will use its commercially reasonable best efforts to:

(a)                                  Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective at least ninety (90) days or until the distribution described in the Registration Statement has been completed (up to a maximum of 120 days); provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to

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be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b)                                 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Furnish to the Participating Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as they may reasonably request in order to facilitate the public offering of such securities.

(d)                                 Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Participating Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder shall also enter into and perform its obligations under such an agreement.

(f)                                    Notify each Participating Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made,  not misleading, in the light of the circumstances then existing, and, at the request of any Participating Holder, prepare and furnish to such Participating Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be reasonably necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

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(g)                                 Cause all securities covered by such registration statement to be listed on each securities exchange or authorized for quotation on each automated quotation system on which similar securities issued by the Company are then listed or authorized for quotation.

(h)                                 Provide a transfer agent and registrar for all Registrable Securities covered by such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)                                     Furnish, at the request of any Participating Holder, on the date that the securities are delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.7                                 Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8                                 Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 2:

(a)                                  To the extent permitted by law, the Company will indemnify each Participating Holder, each of its officers, directors, employees, partners, members, affiliates, agents and legal counsel, and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will pay to each such Participating Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Participating Holder, each such underwriter and each person who controls any such underwriter, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss,

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damage, liability or action, provided that the Company will not be liable to a particular Participating Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Participating Holder  and stated to be specifically for use therein.

(b)                                 To the extent permitted by law, each Participating Holder, severally and not jointly, will, if Registrable Securities held by such Participating Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Participating Holder, each of its officers, directors, partners and legal counsel and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the Company, such Participating Holders, such directors, officers, persons, underwriters or control persons, as incurred any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Participating Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from intentional misrepresentation by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.8(b).

(c)                                  Each party entitled to indemnification under this Section 2.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or

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litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a full release from all liability in respect to such claim or litigation.

(d)                                 If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or action referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.8(d). Notwithstanding the foregoing, the liability of each Participating Holder under this subsection (d) shall be limited to an amount equal to the net proceeds to each such Participating Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from intentional misrepresentation by such Holder.

(e)                                  The indemnification obligations of the Company and the Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement filed pursuant to this Agreement.

2.9                                 Information by Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

2.10                           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a)                                  Make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

12

(b)                                 File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)                                  So long as an Investor owns any Restricted Securities, furnish upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

2.11                           Transfer of Registration Rights.  The rights granted Holders under this Section 2 may be assigned (i) to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 50,000 shares (or any lesser amount if all of such Holder’s Registrable Securities are transferred or assigned to a transferee) of Registrable Securities, or (ii) to any subsidiary, parent, member, affiliate, general partner, limited partner, retired partner, retired member or shareholder of a Holder or the estate of such constituent partner or affiliate, or to any transferee or assignee who is a family member of the Holder or a trust for the benefit of the Holder or any family member of the Holder, provided that, with respect to each such transfer or assignment, the Company be given prior written notice of the transfer, the transferee or assignee agrees in writing to all provisions contained in this Section 2 and that such transfer otherwise be effected in accordance with applicable securities laws.

2.12                           Standoff Agreement.  The Holder agrees in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any the Company’s securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, during the 180 days beginning on and after the effective date of such registration statement, provided that each officer, director and 1% stockholder of the Company shall also have entered into a 180-day market stand-off agreement. The obligations described in this Section 2.12 shall not apply to securities purchased in a public market transaction following the effective date of such registration statement or to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. Notwithstanding the foregoing, if the Company or the managing underwriter releases from the terms of the foregoing lockup or from any other lockup provision any  share of Common Stock or Preferred Stock held by any person or entity, the Company shall, within at least 5 days prior to such release,  immediately so notify all other Holders, and all other Holders shall automatically upon such release be released from their respective lockup provided for in this Section 2.12 and be allowed to transfer a proportionate amount of such Holder’s Registrable Securities subject thereto.

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2.13                           Limitation on Subsequent Registration Rights.  After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 66 2/3% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior or on par with to those granted to the Holders hereunder.

2.14                           Termination of Registration Rights.  The rights granted under this Section 2 shall terminate on the first to occur of (i) all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144(k) during any ninety (90) day period; provided, however, that the provisions of this Section 2.14 shall not apply to any Holder who owns more than two percent (2%) of the Company’s outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company and (ii) the five (5) year anniversary of the consummation of the initial underwritten public offering of the Company’s securities pursuant to an effective registration statement filed under the Securities Act that results in the conversion of all of the Company’s Preferred Stock.

3.                                       Preemptive Rights.

3.1                                 General.  Except for (i) shares of Common Stock issued upon conversion of the Preferred Stock, (ii) securities issued pursuant to a public offering pursuant to an effective registration statement under the Securities Act that results in the conversion of all of the then-outstanding Preferred Stock, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization, in each case as approved by the Board of Directors, (iv) securities issued in connection with any stock split or stock dividend of the Company, , (v) shares of Common Stock issued to employees, officers, or directors of, or contractors, consultants or advisors to, the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, contracts or other arrangements that are approved by the Company’s Board of Directors, (vi) securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the primary purpose of which is other than equity financing, as approved by the Board of Directors and (vii) securities issued pursuant to options, warrants, notes or other rights to acquire securities of the Company outstanding as of the date of this Agreement, the Company will not, nor will it permit any subsidiary to, authorize or issue any shares of stock of the Company of any class and will not authorize, issue or grant any options, warrants, conversion rights or other rights to purchase or acquire any shares of stock of the Company of any class without offering the Major Investors the right of first refusal described below.

3.2                                 Right of First Refusal.  Each Major Investor shall have a right of first refusal to purchase an amount of securities of the Company of any class or kind which the Company proposes to sell (other than the issuance of shares contemplated by subsections (i) through (vii) of Section 3.1 above) (“Preemptive Securities”) sufficient to maintain such Major Investor’s proportionate beneficial ownership interest in the Company (as defined below). If the Company wishes to make any such sale of Preemptive Securities, it shall give the Major Investors written notice of the proposed sale. The notice shall set forth (i) the Company’s bona fide intention to offer Preemptive Securities and (ii) the material terms and conditions of the

14

proposed sale (including the number of shares to be offered and the price, if any, for which the Company proposes to offer such shares), and shall constitute an offer to sell Preemptive Securities to the Investors on such terms and conditions. Any Major Investor may accept such offer by delivering a written notice of acceptance (an “Acceptance Notice”) to the Company within fifteen (15) days after receipt of the Company’s notice of the proposed sale. Any Major Investor exercising its right of first refusal shall be entitled to participate in the purchase of Preemptive Securities on a pro rata basis to the extent necessary to maintain such Major Investor’s proportionate beneficial ownership interest in the Company (such Major Investor’s “Pro Rata Portion”). For purposes hereof, a Major Investor’s Pro Rata Portion shall be determined by multiplying the number of Preemptive Securities by a fraction, (X) the numerator of which shall be the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock  treating as fully converted into Common Stock any convertible, exercisable or exchangeable securities and other rights to acquire Common Stock held by such Major Investor) held by such Major Investor and any other Common Stock held by such Majority Investor and (Y) the denominator of which shall be the number of shares of Common Stock into which any outstanding convertible securities may be converted and for which any outstanding options and outstanding warrants may be exercised. The Company shall, in writing, inform each Investor which elects to purchase its Pro Rata Portion of Preemptive Securities of any other Major Investor’s failure to do so, in which case the Investors electing to purchase such shares of Preemptive Securities shall have the right to purchase all of such shares on a pro rata basis. The closing of the sale of Preemptive Securities shall occur within ten days after the Major Investors are given written notice of such over-subscription right. If any Major Investor who elects to exercise its right of first refusal does not complete the purchase of such Preemptive Securities within such period, then unless such failure is caused by or results from any action or inaction of the Company, the Company may complete the sale of Preemptive Securities on the terms and conditions specified in the Company’s notice within the 60-day period following the expiration of such 10-day period. If the Company does not enter into an agreement for the sale of such shares within such 10-day period, or if such agreement is not consummated within such 60-day period, the right provided hereunder shall be deemed to be revived and all future shares of Preemptive Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 3. A Major Investor shall be entitled to apportion the right of first refusal hereby granted among itself and its subsidiaries, parent, members, affiliates, partners and retired partners and members in such proportions it deems appropriate.

3.3                                 Offer After Sale to Third Parties.  In lieu of delivering to the Major Investors written notice of a proposed sale of Preemptive Securities pursuant to Section 3.2, the Company may elect first to sell Preemptive Securities to third parties and then to offer to Major Investors the opportunity to purchase their Pro Rata Portions of the Preemptive Securities. (The Pro Rata Portions shall be calculated giving effect to all sales of the Preemptive Securities, including sales to the Major Investors.)  Such offer shall remain in effect for 15 days after notice to the Investors, and if accepted, the closing of the sale of Preemptive Securities shall occur within ten days after the date of the Acceptance Notice.

3.4                                 Expiration of Right of First Refusal.  The right of first refusal granted under this Agreement shall expire upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or any successor form under the Securities Act, covering the offer and sale of Common Stock for the account of the Company

15

to the public with gross proceeds to the Company in excess of $40,000,000 and a pre-money valuation (defined as the product of (A) of the number of shares of Common Stock outstanding immediately prior to the closing of such offering, treating all outstanding shares of Preferred Stock as converted into Common Stock, multiplied by (B) the price to public in such offering) of at least $200,000,000.

4.                                       Miscellaneous.

4.1                                 Waivers and Amendments.  With the written consent of the Company and the record or beneficial holders of a majority of the Registrable Securities, the rights and obligations of the Company and the holders of Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended; provided, however, that (i) no such amendment shall impose or increase any liability or obligation on an Investor or eliminate or decrease the rights of an Investor without the consent of such Investor, and (ii) no such amendment shall have a disproportionately adverse effect on any Investor in relation to the other Investors without the consent of such Investor, , and provided further, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Purchasers of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 4.1.

4.2                                 Notices.  All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be conclusively deemed effectively given (i) upon personal delivery, (ii) two days after the date of sending by commercial overnight courier or (iii) five days after sending by first class U.S. mail postage prepaid:  (a) if to the Company, at the address on the Company’s signature page to this Agreement (or at such other address as the Company shall have furnished to the Holders in writing) and (b) if to a Holder, at the latest address of such person shown on the Company’s records.

4.3                                 Descriptive Headings.  The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

4.4                                 Governing Law.  This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

4.5                                 Counterparts.  This Agreement may be executed in one or more counterparts, including those transmitted via facsimile or electronic mail, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

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4.6                                 Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7                                 Successors and Assigns.  Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

4.8                                 Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

4.9                                 Separability; Severability.  Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

4.10                           Stock Splits.  All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

4.11                           Aggregation of Stock.  All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[This space intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement on the date first set forth above.

THE COMPANY:	EXPRESSION DIAGNOSTICS, INC.
a Delaware corporation

	By:	/s/ Pierre Cassigneul
Pierre Cassigneul, President

Address:
3260 Bayshore Blvd.
Brisbane, CA 94005

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	INTEL CAPITAL (Cayman) CORPORATION,
a Cayman Islands corporation

	By:	/s/ James W. McCall

	Name:	James W. McCall

	Title:	Assistant Treasurer

Intel Capital Corporation,
a Delaware corporation

	By:	/s/ James W. McCall

	Name:	James W. McCall

	Title:	Assistant Treasurer

Intel Capital Corporation
c/o Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Blvd., M/S RN6-46
Santa Clara, CA 95052
Fax Number: (408) 765-6038
With a copy by e-mail to:
portfolio.manager@intel.com

THIS IS THE SIGNATURE PAGE FOR THE
EXPRESSION DIAGNOSTICS, INC. (THE
“COMPANY”) FIFTH AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT ENTERED INTO
BY AND BETWEEN THE COMPANY, INTEL
CAPITAL CORPORATION AND THE OTHER
INVESTORS SET FORTH THEREIN.

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	DAG VENTURES QP, L.P.

	By:	DAG Ventures Management, LLC,
its General Partner

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES, L.P.

	By:	DAG Ventures Management, LLC,
its General Partner

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES GP FUND, LLC

	By:	DAG Ventures Management, LLC,
its Managing Member

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

BLACKBOARD VENTURES INC.

		by:	/s/ Terry Woodard
Terry Woodard, Designated Signatory

DAG VENTURES I-N, LLC

	By:	DAG Ventures Management, LLC,
its Managing Member

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	KPCB HOLDINGS, INC., AS NOMINEE

	By:	/s/ Brook Byers
	Name:	Brook Byers
	Title:	Senior Vice President

	Address:	c/o Kleiner Perkins Caufield Byers
2750 Sand Hill Road
Menlo Park, CA 94025
Facsimile: 650.233.0378
Attention: Risa Stack

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	TPG VENTURES, L.P.

	By:	TPG Ventures GenPar, L.P.
	By:	TPG Venture Advisors, LLC

	By:	/s/ Jeffery D. Ekberg
	Name:	Jeffery D. Ekberg
	Title:	Vice President

	Address:	301 Commerce St., Ste. 3300
Fort Worth, Texas 76102
Attn: Jeffery D. Ekberg

TPG BIOTECHNOLOGY PARTNERS, L.P.

	By:	TPG Biotechnology GenPar, L.P.
	By:	TPG Biotech Advisors, LLC

	By:	/s/ Jeffery D. Ekberg
	Name:	Jeffery D. Ekberg
	Title:	Vice President

	Address:	301 Commerce St., Ste. 3300
Fort Worth, Texas 76102
Attn: Jeffery D. Ekberg

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	SPROUT CAPITAL IX, L.P.

	By:	DLJ Capital Corporation
	Its:	Managing General Partner

/s/ Vijay K. Lathi
	By:	Vijay K. Lathi
	Its:	Attorney in Fact

SPROUT ENTREPRENEURS FUND, L.P.

	By:	DLJ Capital Corporation
	Its:	General Partner

/s/ Vijay K. Lathi
	By:	Vijay K. Lathi
	Its:	Attorney in Fact

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	INTEGRAL CAPITAL PARTNERS VI, L.P.

By Integral Capital Management VI, LLC
its General Partner

	By:	/s/ Pamela K. Hagenah

	Name:	Pamela K. Hagenah

	Title:	A Manager

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	BAY AREA EQUITY FUND I, L.P.

By: Bay Area Equity Fund Managers I, L.L.C., its General Partner
By: H&Q Venture Management L.L.C., its Managing Member

	By:	/s/ Michael C. Dorsey
Name: Michael C. Dorsey
Title: Managing Director

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	Burrill Life Sciences Capital Fund, L.P.
	By:	Burrill & Company (Life Sciences GP), LLC
Its General Manager

	By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Manager

	Address:	One Embarcadero Center, Suite 2700
San Francisco, CA 94111

	Fax:	(415) 591-5401

Burrill Indiana Life Sciences Capital Fund, L.P.
	By:	Burrill & Company (Indiana GP), LLC
Its General Manager

	By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Member

	Address:	One Embarcadero Center, Suite 2700
San Francisco, CA 94111

	Fax:	(415) 591-5401

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	TriplePoint Capital
By:

	By:	/s/ Sajal Srivastava
	Name:	Sajal Srivastava
	Title:	Chief Operating Officer

	Address:	2420 Sand Hill Road # 101
Menlo Park, CA 94025

	Fax:	(650) 854-2094

Leader Ventures
	By:	Leader Ventures, LLC
	Its:	Manager

	By:	/s/ Robert W. Molke
	Name:	Robert W. Molke
	Title:	Managing Director

	Address:	311 California Street Suite 420
San Francisco, CA 94111

	Fax:	(415) 956-8233

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	PWP PARTNERSHIP FUND, LLC
By:

	By:	/s/ William F. Dagley
	Name:	William F. Dagley
	Title:	Managing Director

	Address:	80 Sir Francis Drake Boulevard
4th Floor
Larkspur, CA 94939

	Fax:	(415) 461-3299

[Signature Page to Expression Diagnostics, Inc. Fifth Amended and Restated Investors' Rights Agreement]

THE INVESTORS:	JAMES McKAY ARMSTRONG

	By:	/s/ James McKay Armstrong

		Address:	Two Embarcadero Center, Suite 2300
San Francisco, CA 94111

[Signature page to Investors Rights Agreement]

THE INVESTORS:	WS INVESTMENT COMPANY LLC (2007C)
WS INVESTMENT COMPANY (2007A)

	By:	/s/ James A. Terranova

Title:

[Signature page to Investors Rights Agreement]

EXHIBIT A

Investors

List of Preferred Stockholders

LIST OF SERIES A HOLDERS:

Wally S. Buch, Trustee of the Buch 1993 Revocable Trust

CN Investment Partners, L.P.

Commercial San Antonio S.A

K. David Crockett

Michael J. Danaher

Stephen Doros, Trustee of the Gerald Doros and Myra Doros Irrevocable trust

First Clearing LLC C/F John Urquhart, IRA #8531-1686

Randall J. Lee

Modern Version Limited

OCI Ltd.

Puma Holdings Limited

James M. Shapiro, Trustee of the James and Sarah Shapiro Family Trust dated 9/91

Stertzer Family Trust

Vichon Nevelle, S.A.

WS Investment 2000A

Paul G. Yock, Trustee of the Yock Family Revocable Trust dated 7/21/93

Paul G. Yock

LIST OF SERIES B HOLDERS:

CN Investment Partners L.P.

Commercial San Antonio S.A.

Michael J. Danaher

Stephen Doros, Trustee of the Gerald Doros and Myra Doros Irrevocable Trust

Torcept (formerly known as Dual Dimensions Limited)

Episode Holdings, Inc.

Sanjeev S. Judge

Domini Kelly

Jeffrey J. Kimbell

Joshpe Maouad

OCi Ltd.

Puma Holdings Limited

Stertzer Gamma Trust

Stertzer Family Trust

Vichon Nevelle S.A.

Windrock Enterprises, LLC

WS Investment Company 2000B

WS Investment Company

LIST OF SERIES C HOLDERS:

Pierre Cassigneul

Julie and Adam Cohen

Comercial San Antonio S.A.

Michael J. Danaher

Duke University Special Ventures Fund, Inc.

Episode Holdings, Inc.

Sanjeev S. Judge

Judy Kishner

KPCB Holdings, Inc., as nominee

Avi Kulkarni

Macdonald (Don) Morris

Puma Holdings Limited

The Elizabeth and Steven Rosenberg Trust dtd 9/28/00

Stertzer Family Trust

TPG Biotechnology Partners, L.P.

TPG Ventures, L.P.

Vichon Nevelle, S.A.

Judith Wilbur

WS Investment Company, LLC

LIST OF SERIES D HOLDERS:

Bay Area Equity Fund, L.P.

Burrill Indiana Life Sciences Capital Fund, L.P.

Burrill Life Sciences Capital Fund, L.P.

Integral Capital Partners VIU, L.P.

KPCB Holdings, Inc., as nominee

Sprout Capital IX, L.P.

Sprout Entrepreneurs Fund, L.P.

The Board of Trustees of the Leland Stanford Junior University (DAPER I)

TPG Biotechnology Partners, L.P.

TPG Ventures, L.P.

LIST OF SERIES E HOLDERS:

DAG Ventures QP, L.P.

DAG Ventures, L.P.

DAG Ventures GP Fund, LLC

Blackboard Ventures Inc.

DAG Ventures I-N, LLC

KPCB Holdings, Inc., as nominee

TPG Biotechnology Partners, L.P.

TPG Ventures, L.P.

Sprout Capital IX, L.P.

Sprout Entrepreneurs Fund, L.P.

Integral Capital Partners VI, L.P.

Bay Area Equity Fund I, L.P.

Burrill Indiana Life Sciences Capital Fund, L.P.

Burrill Life Sciences Capital Fund, L.P.

Intel Capital (Cayman) Corporation

LIST OF SERIES F INVESTORS:

DAG Ventures QP, L.P.

DAG Ventures, L.P.

DAG Ventures GP Fund, LLC

Blackboard Ventures Inc.

DAG Ventures I-N, LLC

James McKay Armstrong

KPCB Holdings, Inc., as nominee

TPG Biotechnology Partners, L.P.

TPG Ventures, L.P.

Sprout Capital IX, L.P.

Sprout Entrepreneurs Fund, L.P.

Integral Capital Partners VI, L.P.

Bay Area Equity Fund I, L.P.

Burrill Indiana Life Sciences Capital Fund, L.P.

Burrill Life Sciences Capital Fund, L.P.

Intel Capital Corporation

TriplePoint Capital LLC

Leader Equity, LLC

PWP Partnership Fund, LLC

WS Investment Company (2007A)

WS Investment Company (2007C)